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                                                                    EXHIBIT 32.1


  CERTIFICATION OF CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                PURSUANT TO TITLE 18, UNITED STATES CODE, SECTION
                 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE
                           SARBANES-OXLEY ACT OF 2002


I, Dr. Francesco Bellini, Chairman of the Board, President and Chief Executive Officer of Neurochem Inc., (the "Company"), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that, to the best of my knowledge:

1. The Annual Report on Form 40-F of the Company for the year ended December 31, 2004 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated: March 31, 2005




                        /s/ Francesco Bellini
                        -------------------------------------------
                        Dr. Francesco Bellini
                        Chairman of the Board, President and Chief
                           Executive Officer



A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.